Exhibit 99.1

PRESS RELEASE September 28, 2022

5E ADVANCED MATERIALS TO COMMENCE PROCESS TO RECRUIT NEW CEO

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) (“5E” or the “Company”), a boron and lithium company with U.S. government Critical Infrastructure designation for its 5E Boron Americas (Fort Cady) Complex, today announced the resignation of its President and Chief Executive Officer, Mr. Henri Tausch, effective October 31, 2022.

Mr. Tausch has resigned for personal reasons and the Company has commenced an immediate search for a replacement.

Mr. Anthony Hall will lead the Company effective November 1, 2022 until the appointment of a new CEO is confirmed. For the past eleven years Mr. Hall has been managing listed companies, serving as the founding CEO and Managing Director of ASX listed Highfield Resources in 2011 that went from a $10 million IPO to an ASX300 company and successfully stewarding American Pacific Borates Limited (the former parent company of 5E) through an ASX listing in 2017 to a Nasdaq primary listing in March 2022 as a founding director. Mr. Hall holds a Bachelor of Laws (Honors), Bachelor of Business (Accounting and Finance), a Graduate Diploma of Applied Finance and Investment, and is an Associate of the Governance Institute of Australia. Mr. Hall has more than twenty-five years commercial experience in strategy, venture capital, risk management and compliance.

Commenting on Mr. Tausch, Mr. David Salisbury, 5E Chairman, said:

“Henri led our re-domiciliation to the US which resulted in the Company being listed on the Nasdaq Stock Market. His leadership was important during this process and has resulted in the Company having a solid position to build into the US. The strong leadership team assembled during his tenure will continue executing the Company’s strategy to become a fully integrated global leader in boron and lithium advanced materials. We wish Henri the very best with his future endeavors”

About 5E Advanced Materials, Inc.

5E Advanced Materials, Inc. (Nasdaq: FEAM) (ASX: 5EA) is focused on becoming a vertically integrated global leader and supplier of boron specialty and advanced materials, complemented by lithium co-product production. The Company’s mission is to become a supplier of these critical materials to industries addressing global decarbonization, food and domestic security. Boron and lithium products will target applications in the fields of electric transportation, clean energy infrastructure, such as solar and wind power, fertilizers, and domestic security. The business strategy and objectives are to develop capabilities ranging from upstream extraction and product sales of boric acid, lithium carbonate and potentially other co-products, to downstream boron advanced material processing and development. The business is based on our large domestic boron and lithium resource, which is located in Southern California and designated as Critical Infrastructure by the Department of Homeland Security’s Cybersecurity and Infrastructure Security Agency.

Forward Looking Statements and Disclosures

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in this press release regarding our business strategy, plans, goal, and objectives are forward-looking statements. When used in this press release, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “estimate,” “plan,” “guidance,” “outlook,” “intent,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on 5E’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the extraction of the critical materials we intend to produce and advanced materials production and development. These risks include, but are not limited to: our limited operating history in the borates and lithium industries and no revenue from our proposed extraction operations at our properties; our need for substantial additional financing to execute our business plan and our ability to access capital and the financial markets; our status as an exploration stage company dependant on a single project with no known Regulation S-K 1300 mineral reserves and the inherent uncertainty in estimates of mineral resources; our lack of history in mineral production and the significant risks associated with achieving our business strategies, including our downstream processing ambitions; our incurrence of significant net operating losses to date and plans to incur continued losses for the foreseeable future; risks and uncertainties relating to the development of the Fort Cady project, including our ability to timely and successfully complete our Small Scale Boron Facility; and other risks. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. No representation or warranty (express or implied) is made as to, and no reliance should be place on, any information, including projections, estimates, targets, and opinions contained herein, and no liability whatsoever is accepted as to any errors, omissions, or misstatements contained herein. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this press release.

For additional information regarding these various factors, you should carefully review the risk factors and other disclosures in the Company’s amended Form 10 filed with the U.S. Securities and Exchange Commission on March 7, 2022, and its Form 10-Q filed with the SEC on May 12, 2022, as well as the latest risk factors described in the Form 8-K filed on August 11, 2022 and Form 10-K filed on September 28, 2022. Additional risks are also disclosed by 5E in its filings with the Securities and Exchange Commission, as well as its filing under the Australian Securities Exchange, throughout the year, including its Form 10-K, Form 10-Qs and Form 8-Ks, as well as in its filings under the Australian Securities Exchange. Any forward-looking statements are given only as of the date hereof. Except as required by law, 5E expressly disclaims any obligation to update or revise any such forward-looking statements. Additionally, 5E undertakes no obligation to comment on third party analyses or statements regarding 5E’s actual or expected financial or operating results or its securities.

Authorized for release by: David Salisbury, Chairman of the Board of Directors

For further information contact:

Chance Pipitone Investor Relations cpipitone@5eadvancedmaterials.com Ph: +1 (346) 433-8912	J.T. Starzecki Chief Marketing Officer jstarzecki@5eadvancedmaterials.com Ph: +1 (612) 719-5076	Chris Sullivan Media chris@macmillancom.com Ph: +1 (917) 902-0617